                                                                   EXHIBIT 10.16


                                AMENDED GUARANTY

         AMENDMENT TO GUARANTY ("AMENDMENT"), dated as of ___________, 2000, made by and between HORIZON TELCOM, INC. (hereinafter called the "Guarantor"), a corporation existing under the laws of the State of Ohio and RURAL TELEPHONE FINANCE COOPERATIVE (hereinafter sometimes called the "Lender" and sometimes called the "RTFC"), a South Dakota cooperative association.

         WHEREAS, Guarantor previously executed and delivered to Lender a guaranty (the "Guaranty") dated August 29, 1997, guaranteeing certain obligations of Guarantor's wholly-owned subsidiary, HORIZON PERSONAL COMMUNICATIONS, INC. ("Borrower") under a loan agreement and a promissory note (collectively the "1997 Loan Documents"), each dated August 29, 1997 and designated OH 803-A-01, between Borrower and Lender providing for an extension of credit in the principal amount of $23,557,965; and

         WHEREAS, the Borrower is a party to a certain Loan Agreement (the "2000 Loan Agreement") dated ___________________, 2000 by and between itself and RTFC providing for an extension of credit as evidenced by a secured promissory note (the "2000 Note") designated OH 803-9002 in the principal amount of $40,500,000; and

         WHEREAS, under the terms of the 2000 Loan Agreement, the extension of credit and advancement of funds called for in the 2000 Loan Agreement is conditioned upon this amendment of the Guaranty;

         NOW THEREFORE, to induce Lender to make the extension of credit called for in the 2000 Loan Agreement and the benefits derived by the Guarantor therefrom, and in satisfaction of a material condition precedent to such extension of credit by the Lender, the parties agree to amend the Guaranty to read as follows:

1. For and in consideration of loans, advances, acceptances, discounts and extensions of credit made by RURAL TELEPHONE FINANCE COOPERATIVE, a cooperative organized and existing under the laws of South Dakota ("RTFC" or "Lender"), to, for the account of, or on behalf of HORIZON PERSONAL COMMUNICATIONS, INC. a corporation organized and existing under the laws of Ohio ("Borrower") (the documents evidencing such obligations of Borrower to RTFC pursuant to (i) a loan agreement and a promissory note, each dated August 29, 1997; and (ii) a loan agreement and a promissory note, each dated ___________________, 2000 are hereinafter called the "Loan Documents"), the undersigned, HORIZON TELCOM, INC., a corporation organized and existing under the laws of Ohio ("Guarantor"), hereby absolutely and unconditionally guarantees to RTFC the punctual payment in full of an amount not to exceed the lesser of: (a) the aggregate principal amount of $7,852,655 (United States dollars) plus interest due thereon, or (b) 12.26% of Borrower's outstanding principal indebtedness plus interest due thereon under the Loan Documents, from the date hereof until the termination of the liability of the Guarantor hereunder as hereinafter provided, on account of any and all obligations, indebtedness and liability of the Borrower to RTFC pursuant to the Loan Documents, whether now existing or hereafter incurred, whether direct, indirect, or contingent, and whether otherwise guaranteed or secured, (such obligations, indebtedness and liability pursuant to the Loan Documents are hereinafter referred to as "Indebtedness").

2. The Guarantor further agrees to pay Lender its pro-rata portion (12.26%) of any and all costs, expenses and reasonable attorneys' fees paid or incurred by Lender in collecting or endeavoring to collect the Indebtedness of the Borrower, and all costs, expenses and reasonable attorneys' fees paid or incurred in enforcing or endeavoring to enforce this Guaranty. Notwithstanding anything to the contrary herein, the Guarantor shall not be liable for any expenses incurred in Lender's endeavoring to collect under the guaranty provided by Motorola, Inc. pursuant to the Loan Documents.

3. The Lender may, at the Lender's option, proceed to enforce this Guaranty directly against the Guarantor (and any collateral securing performance of this Guaranty owned by the Guarantor) without first proceeding against the Borrower, any co-guarantor, or any other person liable for payment or performance under the Loan Documents and without first proceeding against or exhausting any collateral now or hereafter held by the Lender to secure payment or performance under the Loan Documents.

4. The Guarantor waives diligence, presentment, protest, notice of dishonor, demand for payment, notice of nonpayment or nonperformance, notice of the incurrence of indebtedness by Borrower, notice of acceptance of this Guaranty and all other notices of any nature in connection with the exercise of the Lender's rights under the Loan Documents or this Guaranty. Performance by the Guarantor hereunder will not entitle the Guarantor to any payment by the Borrower under any claim for contribution, indemnification, subrogation or otherwise, until such time as all Indebtedness owing to the Lender has been paid. The Guarantor waives the right to require Lender to file suit against the Borrower or any other party before enforcing this Guaranty, and all rights to setoffs and counterclaims against the Lender and agrees that any subrogation rights which the Guarantor might now or hereafter hold against the Borrower and any co-guarantors will be subordinate, junior and inferior to all rights which the Lender might now or hereafter hold against the Borrower and any co-guarantors.

5. The Guarantor hereby consents and agrees that renewals and extensions of time of payment, surrender, release, exchange, substitution, dealing with or taking of additional collateral security, taking or release of other guarantees, abstaining from taking advantage of or realizing upon any collateral security or other guarantees and any and all other forbearances or indulgences granted by Lender to the Borrower or any other party may be made, granted and effected by Lender without notice to the Guarantor and without in any manner affecting its liability hereunder.

6. Nothing herein contained shall limit the Lender in exercising any rights held under any one or more of the Loan Documents. In the event of any default under the Loan Documents or this Guaranty, the Lender will be entitled to selectively and successively enforce any one or more of the rights held by the Lender and such action will not be deemed a waiver of any other rights held by the Lender. All of the remedies of the Lender under this Guaranty and the Loan Documents are cumulative and not alternative. If the Lender elects to foreclose any lien created by the Loan Documents, the Lender is authorized to purchase for the Lender's account all or any part of the collateral covered by such lien at public or private sale and to credit the amount recovered first against any portion of the Indebtedness for which the Guarantor is liable with any balance remaining to be applied in reduction of the liability of the Guarantor hereunder.

7. In the event that a petition in bankruptcy or for an arrangement or reorganization of the Borrower under the bankruptcy laws or for the appointment of a receiver for the Borrower or any of its property is filed by or against the Borrower, or if the Borrower shall make an assignment for the


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

         benefit of creditors or shall become insolvent, all Indebtedness of the Borrower shall, for the purpose of this Guaranty, be deemed at Lender's election to have become immediately due and payable.

8.       Guarantor hereby represents and warrants that:

         a. Good Standing. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, has the power to own its property and to carry on its business, is duly qualified to do business, and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary.

         b. Authority. Guarantor has the corporate power and authority to enter into this Guaranty, to execute and deliver all documents and instruments required hereunder, and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper corporate and other action.

         c. Other Obligations. The aggregate amount of obligations guaranteed hereunder shall not exceed the maximum amount allowed under any mortgage, indenture or agreement of any kind entered into by or affecting the Guarantor at the time Lender may seek payment under this Guaranty.

9. Guarantor covenants and agrees with Lender that, until all of the obligations guaranteed hereunder shall have been satisfied in full:

         a. Control. The Guarantor will not merge, consolidate, liquidate, alter or otherwise permit alteration of control of the Guarantor without the prior written consent of Lender. Control shall be as defined by regulations for telephone companies issued by the Federal Communications Commission.

         b. Additional Indebtedness. The Guarantor will not borrow money on a secured or unsecured basis from any other lender without obtaining Lender's prior written consent. Furthermore, no subsidiary of the Guarantor will borrow money on a secured or unsecured basis from any other lender, or incur any additional secured or unsecured Indebtedness, or enter into any Leases, unless at that time Guarantor and its subsidiaries shall have a consolidated Net Worth equal to or greater than forty percent (40%); provided, however, Guarantor and its subsidiaries may grant purchase money secured indebtedness or incur unsecured trade debt or pay other current operating liabilities that arise in the ordinary course of business so long as the aggregate total of such debt does not exceed five percent (5%) of Guarantor's consolidated total assets. If Guarantor and its subsidiaries' consolidated Net Worth exceeds forty percent (40%), then Guarantor's subsidiaries may incur additional Guarantor's Indebtedness or enter into Leases without prior written approval of Lender so long as the Guarantor and its subsidiaries meet the forty percent (40%) consolidated Net Worth test after incurring such additional Guarantor's Indebtedness or entering into such Leases; provided, further, however, Guarantor's subsidiary must give at least thirty (30) days written notice to Lender prior to incurring or entering into any additional Leases or term loans, guarantees, lines of credit or other third-party credit facilities. Notwithstanding anything to the contrary herein, without Lender's prior written consent, Guarantor's subsidiary, The Chillicothe Telephone Company ("Chillicothe"), will be able to incur additional secured indebtedness and unsecured indebtedness not to exceed ten percent (10%) of Chillicothe's


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                  stand-alone total assets provided that Chillicothe: (i) meets the forty percent (40%) unconsolidated Net Worth test after incurring such additional indebtedness; (ii) has a current assets to current liabilities ratio of 1.10 after incurring such additional indebtedness; and (iii) along with Guarantor are in compliance with all of their loan and guaranty documents with Lender. Furthermore, Lender hereby expressly acknowledges, and agrees to except from the preceding calculations, Chillicothe's conversion of $4,000,000 of short-term debt to long-term debt and its proposed addition of $6,000,000 of long-term switch financing as presented to Lender in conjunction with Borrower's proposed financing.

                  For purposes of this Guaranty, unless stated otherwise "Net Worth" shall be calculated on a consolidated basis for Guarantor and all its subsidiaries, and shall be calculated by dividing equity (as determined by subtracting total liabilities from total assets) by total assets. For purposes of this Guaranty, "Leases" shall mean any lease of property by which Guarantor or any of its subsidiaries shall be obligated for rental or other payments which individually are in excess of $50,000 per year, or in the aggregate are in excess of $1,500,000 per year. For purposes of this Guaranty, "Guarantor's Indebtedness" shall include all items which would properly be included in the liability section of a balance sheet or in a footnote to a financial statement, in accordance with generally accepted accounting principles including, without limitation, contingent liabilities.

          c. Dividends and Other Cash Distributions. The Guarantor will not, in any one fiscal year, without the prior approval in writing of the Lender (i) declare or pay any dividends or make any other distribution to its stockholders with respect to its capital stock; (ii) purchase or redeem or retire any of its capital stock; or (iii) pay any management fees or if already paying a management fee, pay an increase in management fees unless with respect to any of the foregoing (after giving effect to such transaction) Guarantor's Net Worth shall exceed twenty five percent (25%); provided, however, without Lender's prior written consent, Guarantor may make dividend payments or distributions equal to its prevailing consolidated net income so long as the total amount of dividends paid by Guarantor in any given fiscal year does not exceed $1,914,779.

         d. Sale of Assets. The Guarantor and any subsidiary of the Guarantor may not, without prior written approval of the Lender, sell, lease or transfer any asset unless the fair market value of such asset is less than 1% of Guarantor's consolidated total assets and the aggregate value of assets sold, leased or transferred in any 12-month period is less than 5% of Guarantor's consolidated total assets. Notwithstanding anything to the contrary herein, Guarantor and its subsidiaries may: (i) sell securities issued or guaranteed by the United States government or any agency or instrumentality thereof, or securities or obligations of institutions whose senior unsecured debt obligations are rated by at least two nationally recognized ratings organizations in either of its two highest categories; and (ii) sell, lease or transfer inventory, customer premise equipment and PABX equipment. Notwithstanding anything to the contrary herein, Guarantor may not sell, transfer, encumber or otherwise convey any of its voting Common Stock in Chillicothe.

         e. Financial Reports and Other Information. The Guarantor will furnish, in form and substance satisfactory to Lender: (a) a full and complete report of Guarantor's and its subsidiaries' financial condition at least once during each 12-month period during the term hereof but in no event later than 120 days after the end of each fiscal year of Guarantor, which shall include (i) annual financial statements prepared on a consolidated basis and audited by


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                  independent public accountants selected by Guarantor and
                  reasonably acceptable to Lender, accompanied by an opinion of such accountants reasonably acceptable to Lender, and (ii) unaudited annual consolidating financial statements of Guarantor and its subsidiaries; (b) within 120 days of the close of each calendar year, a written statement signed by the Guarantor's president, chief executive officer or similar presiding officer stating that to the best of said person's knowledge that the Guarantor has fulfilled all of its obligations hereunder or, if there has been a default in the fulfillment of any such obligations, specifying each such default known to such person and the nature and status thereof; and (c) such other information, reports or statements concerning the operations, business affairs and/or financial condition of Guarantor and its subsidiaries as the Lender may reasonably request from time to time.

         f. Financial Books; Lender Right of Inspection: Guarantor and its subsidiaries will at all times keep, and safely preserve, proper books, records and accounts in which full and true entries will be made of all of the dealings, business and affairs of the Guarantor, in accordance with methods of accounting prescribed by the state regulatory body having jurisdiction over the Guarantor, or in the absence of such regulatory body or such prescription, in accordance with generally accepted accounting principles. The Lender, through its representatives, shall at all times during reasonable business hours have access to, and the right to inspect and make copies of, any or all books, records and accounts, and any or all invoices, contracts, leases, payrolls, canceled checks, statements and other documents and papers of every kind belonging to or in possession of the Guarantor and its subsidiaries and pertaining to the Guarantor's and its subsidiaries' property or business.

         g. Loans, Investments and Other Obligations: (a) The Guarantor will not, without first obtaining the written approval of
                  Lender: (i) purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities or obligations of or beneficial interests in, (ii) make any other investments in, (iii) make any loan to, or (iv) guarantee, assume, or otherwise become liable for any obligation of, any corporation, association, partnership, joint venture, trust, government or any agency or department thereof, or any other entity of any kind if the aggregate amount of all such purchases, investments, loans and guarantees exceeds the greater of ten percent (10%) of Total Plant or thirty percent (30%) of Net Worth. For purposes of this Guaranty, "Total Plant" shall be calculated on a consolidated basis for the Guarantor and all its subsidiaries and shall mean the total of all assets included in property, plant and equipment pursuant to generally accepted accounting principles and shall exclude any goodwill or plant acquisition adjustments. (b) The following shall not be included in the limitation on purchases, investments, loans and guarantees in (a) above: (i) bonds, notes, debentures, stock, or other securities or obligations issued by or guaranteed by the United States government or any agency or instrumentality thereof; (ii) bonds, notes, debentures, stock, commercial paper, subordinated capital certificates, or any other security or obligation of institutions whose senior unsecured debt obligations are rated by at least two nationally recognized rating organizations in either of its two highest categories;
                  (iii) investments incidental to loans made by RTFC; (iv) any deposit that is fully insured by the Federal Government; and
                  (v) common stock or other equity investments in Borrower. For purposes of this section, securities and investments shall be calculated at cost and exclude any cash surrender value of life insurance.

10. If the Guarantor fails to make any payment pursuant to Lender's demand for payments provided for in Sections 1 and 2 hereunder, then a "Payment Event of Default" shall have been deemed to occur


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

         hereunder and then Lender may, upon five (5) days written notice (with a copy of such notice to Borrower) during which time Guarantor or Borrower shall have the right to cure such Payment Event of Default, in addition to any other rights available to Lender at law or in equity, declare the maximum amount guaranteed by Guarantor at such time pursuant to Sections 1 and 2 hereunder to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Any funds collected hereunder shall be immediately applied as a prepayment (subject to any applicable prepayment fees) pro-ratably to all of Borrower's Indebtedness.

11. If the Guarantor fails to observe or perform any warranty, covenant or condition under Section 9 of this Guaranty, then a "Covenant Event of Default" shall have been deemed to occur hereunder. Upon the occurrence of a Covenant Event of Default, the Lender may provide written notice to Guarantor (with a copy of such notice to Borrower) of the occurrence of said Covenant Event of Default and demand that such Covenant Event of Default be cured within thirty (30) days of receipt of such notice. If such Covenant Event of Default is not cured by Guarantor, or a substitute guarantor is not approved in writing by Lender within such thirty (30) day cure period, then Lender may, in addition to any other rights available to Lender at law or in equity, declare a "Payment Event of Default" and, upon five (5) days written notice (with a copy of such notice to Borrower) during which time Guarantor or Borrower shall have the right to cure such Payment Event of Default, so declare the maximum amount guaranteed by Guarantor at such time pursuant to Sections 1 and 2 hereunder to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Any funds collected hereunder shall be immediately applied as a prepayment (subject to any applicable prepayment fees) pro-ratably to all of Borrower's Indebtedness.

12. If any provision of this Guaranty is held to be invalid, illegal or unenforceable in any respect or application for any reason, such invalidity, illegality or unenforceability will not affect any other provisions herein contained and such other provisions will remain in full force and effect.

13. If any payment or thing of value should be received and accepted by the Lender in payment of any Indebtedness or obligation of the Borrower under any of the Loan Documents and it should subsequently be determined or adjudged that such payment be void or voidable under any law or statute now or hereafter in effect the receipt of such payment by the Lender shall, as to the Guarantor, be deemed a provisional receipt and if any such payment should be avoided or set aside under any such law or statute the Guarantor shall be and remain liable to the Lender in respect thereof as if such payment had not been received by the Lender notwithstanding any release or discharge of this Guaranty to the Guarantor issued or granted by the Lender in the belief or assumption that its receipt of such payment was absolute and not subject to any avoidance.

14. THIS GUARANTY WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA. GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE UNITED STATES COURTS LOCATED IN THE COMMONWEALTH OF VIRGINIA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. GUARANTOR IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE ESTABLISHING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE


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         GUARANTOR AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST
         EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15. This Guaranty shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of RTFC and its successors and assigns. This Guaranty may be transferred or assigned by Guarantor to another entity of equal or greater credit quality than Guarantor so long as RTFC provides its prior written consent to such transfer or assignment, which consent shall not be unreasonably withheld.

16. All accounting terms not specifically defined herein shall have the meaning assigned to them by generally accepted accounting principles.

17. This Guaranty shall operate as a continuing guaranty and shall expire only upon the satisfaction by Borrower, Guarantor, or any co-guarantor of all obligations owed by Borrower to RTFC under the Loan Documents.

18. On or prior to the initial advance under the 2000 Loan Agreement to Borrower, Guarantor covenants to enter into revised firm equity subscription agreements with Borrower, in form and substance reasonably satisfactory to Lender, that provide for additional common equity capital contributions from Guarantor in the minimum amounts set forth below opposite the corresponding date.


                    -------------------------------------------
                                Date              Amount
                    -------------------------------------------
                             At closing         $15,106,203
                    -------------------------------------------
                          December 31, 2000      1,500,000
                    -------------------------------------------
                          December 31, 2001      1,000,000
                    -------------------------------------------
                          December 31, 2002      1,000,000
                    -------------------------------------------

         The revised equity subscription agreement shall also provide that it may not be modified, transferred, or terminated by either party without Lender's prior written consent and the Lender shall be named as a third party beneficiary with regard to enforcing payments under that agreement.

19. On or prior to the date of the initial advance under the 2000 Loan Documents to Borrower, Guarantor covenants to enter into a tax sharing arrangement with Borrower, in form and substance satisfactory to Lender, that provides for the pass through to Borrower of tax benefits as cash payments equal to the lesser of (i) the amounts set forth below opposite the corresponding date, or (ii) a positive dollar amount equivalent to 34% of the Borrower's book net loss.

                    -------------------------------------------
                                Date                Amount
                    -------------------------------------------
                          December 31, 2000     $ 4,522,000
                    -------------------------------------------
                          December 31, 2001     $ 4,619,000
                    -------------------------------------------
                          December 31, 2002     $ 1,196,000
                    -------------------------------------------

         To the extent that Borrower and/or Guarantor do not have final net income calculations by December 31st of any given year, such parties shall use their best efforts to provide an estimated cash payment in accordance with the above schedule by December 31st of said year; thereafter,


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

         based on the latest available tax information but in no event later than March 31st of the following year, a "true-up" calculation shall be made whereby Guarantor shall provide Borrower an additional cash payment in accordance with the above schedule (if the December 31st contribution was underestimated) or Borrower at Guarantor's option shall provide Guarantor a refund payment (if the December 31st contribution was overestimated). Notwithstanding the timing of any true-ups and whenever the years final tax return is filed, Guarantor shall continue to be liable for any necessary payments in accordance with the above schedule.

         The revised tax sharing agreement shall also provide that it may not be modified, transferred, or terminated by either party without Lender's prior written consent and the Lender shall be named as a third party beneficiary with regard to enforcing payments under that agreement.

20. The Guarantor hereby states, and RTFC hereby expressly acknowledges, that this Guaranty is not collateralized by either the stock or the assets of Guarantor's wholly-owned subsidiary, The Chillicothe Telephone Company.

21. Whenever prior approval or consent is required under the terms and conditions of this Guaranty, RTFC agrees to not unreasonably withhold or delay such approval or consent.


IN WITNESS WHEREOF, this Guaranty has been executed and delivered by RTFC and the undersigned Guarantor as of the _______ day of __________________, 2000.


                                        HORIZON TELCOM, INC.

(SEAL)                                  By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------
                                        Address:  68 East Main Street
                                                  Chillicothe, OH 45601
                                        Fax:      (614) 774-3400


Attest:
       -------------------------
               (Secretary)


                                        RURAL TELEPHONE FINANCE
                                        COOPERATIVE

(SEAL)                                  By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        Address:  Woodland Park
                                                  2201 Cooperative Way
                                                  Herndon, Virginia  20171-3025
                                        Fax:      (703) 709-6776
Attest:
       --------------------------
               (Secretary)


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